Exhibit 99.1
								-------------

                                      FORM OF
				     ----------

                                STOCK OPTION AGREEMENT
                               ------------------------


                    AGREEMENT, dated as of June 17, 1996 by and between

          ADVANCED NMR SYSTEMS, INC., a Delaware corporation (the

          "Company"), and ___________________ ("the Optionee").


                                 W I T N E S S E T H
                                ----------------------
                    WHEREAS, pursuant to Exhibit A of a Key Employee

          Agreement, dated as of January 1, 1996, (the "Employment

          Agreement), between the Optionee and Medical Diagnostics, Inc., a wholly-owned subsidiary of the Company, the Company was obligated to grant a stock option (the "Option") to the Optionee for the purchase of ______________ (______) shares of the Company's

          Common Stock; and

                    WHEREAS, the Board of Directors of the Company has

          authorized the grant of the Option to the Optionee;

                    NOW, THEREFORE, in consideration of the premises,

          mutual covenants herein set forth and other good and valuable consideration, subject to the terms and conditions herein, the

          Company and the Optionee hereby agree as follows:

                    1.   Grant of Option.  Subject to the terms and
                         ---------------

          conditions herein, the Company hereby grants to the Optionee an option (the "Option") to purchase ______________ (______) shares of its Common Stock, $.01 par value (the "Option Shares"), at an exercise price (the "Exercise Price") of $1.41 per share, as may be adjusted from time to time as provided in this Agreement.

                    2.   Exercise of the Option.  2.01  Subject to
                         ----------------------

          adjustments as provided in Section 6 herein, the Option shall be cumulatively exercisable:

                         (a)  immediately as to the first one-half of the

          Option Shares; and

                         (b)  as to the second one-half of the Option

          Shares after May 31, 1997, so that all of the Option Shares shall be exercisable on June 1, 1997.

                    2.02  Should the Employment Agreement be terminated

          prior to May 31, 1997 either by the Company pursuant to Section

          2.2(b) or 2.2(c) of the Employment Agreement, by the Optionee

          pursuant to Section 2.5 of the Employment Agreement or a Change

          of Control (as defined in Exhibit D in the Employment Agreement),

          all Option Shares which have not yet vested shall immediately vest upon such termination of the Employment Agreement.  Except to the extent specifically provided for in the immediately preceding sentence, upon termination of the Employment Agreement prior to May 31, 1997, all unvested option shares shall terminate upon such termination of the Employment Agreement.

                    2.03  Vesting of the Option Shares will be accelerated

          upon the death or disability of the Optionee or upon the

          happening of a Corporate Transaction as set forth in Section 5.02

          (b) hereof.

                    2.04  The Option shall expire on May 31, 2001 subject

          to earlier termination as provided herein.

                    3.   Rights of Holder.  The Optionee shall not have any

                         ----------------
          rights to dividends or any other rights of a stockholder with respect to any Option Shares until such Shares shall have been issued to him (as evidenced by the appropriate entry on the transfer books of the Company) upon purchase of such Shares upon exercise of the Option.  Furthermore, nothing contained in this

          Stock Option Agreement shall confer upon the Optionee any right to be continued in the employ of the Company or its subsidiaries beyond what is called for in the Employment Agreement or shall prevent the Company from terminating his employment in accordance with the Employment Agreement.

                    4.   Non-Transferability of Option.  This Option shall
                         -----------------------------
          not be transferable other than by will or by the laws of descent and distribution, and may be exercised during the Optionee's lifetime only by him.

                    5.   Adjustments.
                         ------------

                    5.01  Adjustments by the Company.  In the event of a
                          --------------------------
          stock dividend, stock split-up, share combination, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions, by the Company during the term of the Option, the Board of Directors of the Company shall make such adjustment of the number and class of shares then covered by the Option, or of the Exercise Price, or both, whose determination shall be conclusive.  To the extent practicable,

          the Company shall give the Optionee prior notice of any such event, provided that the failure by the Company to give such notice shall not subject the Company to any liability herein.

                    5.02  Adjustments Due to Merger, Consolidation,
                          -------------------------------------------

          Reorganization, Asset Sale, Liquidation, etc.  (a)  If the
          ---------------------------------------------

          Company shall be the surviving corporation in any reorganization,

          merger, consolidation, etc. of the Company with one or more other corporations, any then outstanding Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger, consolidation,

          etc. with a corresponding proportionate adjustment of the

          Exercise Price as to which such Option may be exercised so that the aggregate Exercise Price as to which such Option may be exercised shall be the same as the aggregate Exercise Price as to which such Option may be exercised for the shares remaining subject to the Option immediately prior to such reorganization,

          merger, consolidation, etc.

                    (b)  In the event of a merger or consolidation in which

          the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which

          outstanding shares of Common Stock are exchanged for securities,

          cash or other property of any other corporation or business entity or in the event of a liquidation of the Company

          (collectively, a "Corporate Transaction"), the Board of Directors

          of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion,

          take any one or more of the following actions, as to outstanding

          Options: (i) provide that such Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); (ii) upon written notice to the Optionee, provide that all unexercised

          Options will terminate immediately prior to the consummation of such transaction unless exercised by the Optionee within a specified period following the date of such notice; or (iii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the Optionee equal to the

          difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the

          Transaction Price) and (B) the aggregate Exercise Price of all such outstanding Options in exchange for the termination of such

          Options.

                    6.   Reservation of Shares.  The Company shall at all
                         ----------------------

          times during the term of the Option reserve and keep available such number of shares of Common Stock or such other class of stock then subject to the Option as shall be sufficient to satisfy the requirements of this Agreement.  The Company shall list such shares of Common Stock on the national securities exchange or automated quotation system on which the Company's

          Common Stock is then listed.

                    7.   Exercise Procedure.
                         -------------------

                    7.01 Procedure. (a) The Optionee may exercise the
                         ----------

          Option, at any time or from time to time as provided herein, by delivering to the Company a written notice duly signed by the

          Optionee stating the number of Option Shares that the Optionee has elected to purchase and accompanied by payment in an amount equal to the full purchase price for the Shares to be purchased

          (the "Purchased Shares").  The notice may be in form of the

          "Exercise of Option to Purchase Shares" attached hereto.  The payment may either be in cash or by check or shares of the

          Company's Common Stock with a fair market value equal to the exercise price on the date the Option is exercised, or through a combination of cash or shares.  For purposes of the foregoing,

          "fair market value" of the Common Stock shall be determined as of the last business day for which the prices or quotes are

          available prior to the date the particular Options are exercised and shall mean (i) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market System, if the

          Common Stock is then traded on such System; (ii) the last

          reported sale (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded,

          if the Common Stock is not then traded on the Nasdaq National

          Market System; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market System or a national securities exchange.  However, if the Common Stock is not then publicly traded, the "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the

          Corporation's Board of Directors after taking into consideration all factors which it deems appropriate.

               (b)  Following receipt by the Company of such notice of

          exercise and full payment, the Company shall issue, as soon as practicable, a stock certificate for the Purchased Shares in the name as designated by the Optionee and deliver the certificate to the Optionee.

                    7.02 Compliance.  The Company, however, shall not be
                         -----------

          required to issue or deliver the stock certificate pursuant to

          Section 7.01(b) hereof until it has complied with all

          requirements of the Securities Act of 1933, as amended (the

          "Securities Act"), the Securities Exchange Act of 1934, as

          amended, any securities exchange or automated quotation system on which the Company's Common Stock may then be listed, and all applicable state laws in connection with the issuance of the

          Option Shares or their listing on said securities exchange or system.

                    7.03 Legend.  If the Purchased Shares are not then
                         -------

          covered by a registration statement in accordance with Section 8 hereof, each certificate for the Purchased Shares shall bear the following legend:

                    "THESE SECURITIES HAVE NOT BEEN REGISTERED
                    UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

                    8.   Registration Statement.  Promptly after the
                         -----------------------

          execution and delivery of this Option Agreement, the Company shall prepare and file with the Securities and Exchange

          Commission (the "Commission") a Registration Statement (the

          "Registration Statement") on Form S-8 or any successor form under the Securities Act, assuming continued eligibility by the Company to use such Form, for the purpose of registering for purchase and sale of the Option Shares.  The Company shall bear the costs of preparing and filing the Registration Statement (other than any selling costs of the Optionee) and may include in such

          Registration Statement other shares of its Common Stock

          underlying options or awards granted to other persons.

          Notwithstanding the provisions of this Section 8, the Company shall not be obligated to file a registration statement hereunder if (i) the Purchased Shares may then be sold pursuant to Rule 144 under the Securities Act or (ii) the Company is not able to use a

          Form S-8.

                    9.   Notices.  Each notice relating to this Agreement
                         --------

          shall be in writing and delivered in person or by facsimile or certified mail to the following addresses:


                    If to ANMR:

                              Advanced NMR Systems, Inc.
                              46 Jonspin Road
                              Wilmington, Massachusetts  01887
                              Attn:  Chairman of the Board
                              (Fax) 508-658-3581

                    If the Optionee:

                              ____________________________________
                              ____________________________________
                              ____________________________________

          or to such other address as either party hereto may hereinafter duly give to the other.

                    10.  Binding.  This Agreement shall be binding upon and
                         -------

          inure to the benefit of the parties hereto, and their successors,

          assigns, heirs and administrators.

                    11.  Entire Agreement.  This Agreement constitutes the
                         ----------------

          entire agreement between the parties hereto with respect to the matters herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

                    12.  Governing Law.  This Agreement shall be construed
                         --------------

          in accordance with and governed by the laws of the State of

          Delaware.

                    IN WITNESS WHEREOF, the parties hereto have executed

          this Agreement as of the date first set forth above.


                                        ADVANCED NMR SYSTEMS, INC.



                                        By:_________________________


                                        ____________________________

                                  Exercise of Option
                                  To Purchase Shares
                                ---------------------



          To:  Advanced NMR Systems, Inc.

                    The undersigned hereby exercises the within Option for

          the purchase of ______ shares (the "Shares") of Advanced NMR

          Systems, Inc. Common Stock granted under a Stock Option

          Agreement, dated as of June 17, 1996, and herewith makes payment of the purchase price by the delivery of _______.  In the event the Shares are not registered under the Securities Act of 1933,

          as amended, the undersigned shall provide such representations as may be required by the Company to fulfill any exemptions that may be sought under said Act.  Kindly issue the certificate for the

          Shares and the Warrants in accordance with the instructions given below:




                                        __________________________________
                                                     Signature

          Instructions for issuance
            of stock:

          _____________________________________
          Name

          _____________________________________

          _____________________________________
          Address

          _____________________________________
          Social Security Number